                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               CAERE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               CAERE CORPORATION
                                100 COOPER COURT
                          LOS GATOS, CALIFORNIA 95030

                                                                   April 2, 1997

Dear Stockholder:

     On behalf of Caere Corporation (the "Company"), I cordially invite you to attend the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on Tuesday, May 13, 1997, at The Toll House Hotel, 140 South Santa Cruz Avenue, Los Gatos, California. At the meeting, stockholders will be asked to elect one person to the Company's Board of Directors to serve for a three-year term expiring on the date of the Company's 2000 Annual Meeting of Stockholders, to approve an amendment to the Company's 1990 Employee Stock Purchase Plan to increase the number of shares of Common Stock which may be issued under the plan, and to ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors for 1997. The accompanying Notice and Proxy Statement describe these proposals. We urge you to read this information carefully.

     The Company's Board of Directors believes that a favorable vote on each of the matters to be considered at the meeting is in the best interests of the Company and its stockholders and unanimously recommends a vote "FOR" each such matter. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed proxy card promptly.

     The directors and officers of the Company hope that as many stockholders as possible will be present at the meeting. Because the vote of each stockholder is important, we ask that you sign, date, and return the enclosed proxy card in the envelope provided, whether or not you now plan to attend the meeting. This will not limit your right to change your vote at the meeting or to attend the meeting.

     We appreciate your cooperation and interest in the Company. To assist us in preparation for the meeting, please return your proxy card at your earliest convenience.

                                          Sincerely yours,

                                          ROBERT G. TERESI
                                          Chairman of the Board and
                                          Chief Executive Officer

                               CAERE CORPORATION
                                100 COOPER COURT
                          LOS GATOS, CALIFORNIA 95030

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 13, 1997

                            ------------------------

To the Stockholders of Caere Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Caere Corporation, a Delaware corporation (the "Company"), will be held on Tuesday, May 13, 1997, at 9:00 a.m., local time, at The Toll House Hotel, 140 South Santa Cruz Avenue, Los Gatos, California, for the following purposes:

          1. To elect one director of the Company to serve for the ensuing three years until the Company's 2000 Annual Meeting of Stockholders and until his successor is elected and qualified;

          2. To approve an amendment to the Employee Stock Purchase Plan to increase the number of shares of Common Stock which may be issued under the plan from 500,000 to 1,000,000, an increase of 500,000 shares;

          3. To ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1997; and

          4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors of the Company has fixed the close of business on March 18, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

                                          By Order of the Board of Directors

                                          Blanche M. Sutter, Secretary
Los Gatos, California
April 2, 1997

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE-PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                               CAERE CORPORATION
                                100 COOPER COURT
                          LOS GATOS, CALIFORNIA 95030

                            ------------------------

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors (the "Board of Directors" or the "Board") of Caere Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 13, 1997, at 9:00 a.m., local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Toll House Hotel, 140 South Santa Cruz Avenue, Los Gatos, California.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing, and mailing of this proxy statement, the proxy, and any additional information furnished to stockholders. The Company has engaged the firm of D. F. King & Co., Inc. to assist the Company in the distribution and solicitation of proxies and has agreed to pay D. F. King & Co., Inc. a fee of $5,000 plus expenses for its services. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of the Company's common stock (the "Common Stock") beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or other employees of the Company and by D. F. King & Co., Inc. No additional compensation will be paid to directors, officers or other employees for such services. Except as described above, the Company does not intend to solicit proxies other than by mail.

     The Company intends to mail this proxy statement and accompanying proxy on or about April 2, 1997, to all stockholders entitled to vote at the Annual Meeting.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on March 18, 1997, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 18, 1997, the Company had outstanding and entitled to vote 12,694,812 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 100 Cooper Court, Los Gatos, California 95030, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

                                   PROPOSAL 1

                              ELECTION OF DIRECTOR

     The Company's Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes having staggered terms of three years each, with each class consisting, as nearly as possible, of one-third of the total number of directors. Vacancies on the Board may be filled by persons elected by a majority of the remaining directors or by the affirmative vote of the holders of a majority of the Company's outstanding capital stock. A director elected to fill a vacancy (including a vacancy created by an increase in the size of the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     The Company's Bylaws presently authorize a Board of Directors composed of four directors. Thus, the Board is presently divided into three classes, two of which have one director and one of which has two directors. The class whose term of office expires at the Annual Meeting consists of one director. One of the purposes of the Annual Meeting is the election of one director to this class, such director to serve until the 2000 Annual Meeting of Stockholders and until his successor is elected and qualified, or until such director's earlier death, resignation or removal. The nominee for election to this class is currently a director of the Company whose term expires at the Annual Meeting.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. In the event that a nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. The individual nominated for election has agreed to serve if elected, and management has no reason to believe that the nominee will be unable to serve.

     Set forth below is biographical information for the individual nominated and for each person whose term of office as a director will continue after the Annual Meeting.

NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2000 ANNUAL MEETING

FREDERICK W. ZUCKERMAN

     Mr. Zuckerman, age 62, has been a director of the Company since March 1995. Mr. Zuckerman is a private investor and a partner in the firm of Zuckerman, Firstenberg & Associates LLC, a merchant banking and financial advisory organization. Previously, he was Vice President and Treasurer of International Business Machines Corp., a multinational corporation principally engaged in the information technology business, from September 1993 to January 1995; and Vice President and Treasurer of RJR Nabisco, Inc., a multinational corporation principally engaged in the tobacco and food businesses, from February 1991 to September 1993. He is a director of Meditrust, Turner Corporation, NVR Corporation, Japan Equity Fund, The Singapore Fund, Olympic Financial, Ltd., and Designer Holdings, Inc.

             MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF THIS NOMINEE.

DIRECTOR CONTINUING IN OFFICE UNTIL THE 1998 ANNUAL MEETING

ROBERT G. TERESI

     Mr. Teresi, age 55, has been with the Company since 1976 and has served as Chief Executive Officer and a director of the Company since May 1985. Mr. Teresi has served as President of the Company from May 1985 through May 1994 and since February 1996. He was elected Chairman of the Board on October 15, 1991.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING

JAMES K. DUTTON

     Mr. Dutton, age 64, has been a director of the Company since 1979. He is currently a consultant and private investor. From December 1979 to May 1985, he served as the Company's President and Chief Executive Officer. From 1991 to May 1993, Mr. Dutton was a consultant to and President of Andor America Corporation, a distributor of high end mainframe computer equipment and related software. He was a director of System Industries Inc. from 1985 to July 1993 and served as its Chairman of the Board from March 1992 to July 1993. He is a director of ECCS, Inc. and Network Equipment Technologies, Inc.

ROBERT J. FRANKENBERG

     Mr. Frankenberg, age 49, has been a director of the Company since December 1996. Mr. Frankenberg is a private investor. From April 1994 to August 1996, he was Chairman, President, and Chief Executive Officer of Novell, Inc., a producer of network software. From April 1991 to April 1994, he was Vice President and General Manager of Personal Information Products Group at Hewlett Packard Company, a leading manufacturer of computing, communications, and measurement products and services. He is a director of America Online, Inc., Electroglas, Inc., Wall Data, Inc., Daw Technologies, Inc., and Secure Computing Corporation.

BOARD MEETINGS AND COMMITTEES

     During the fiscal year ended December 31, 1996, the Board held ten meetings. The Board has a standing Compensation and Option Committee, a standing Audit Committee, and a standing Nominating Committee.

     The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the auditors' comments as to controls, adequacy of staff, and management performance and procedures in connection with audit and financial controls. The Audit Committee, which in 1996 consisted of Messrs. Dutton, Rosing, and Zuckerman until August 1996 when Mr. Rosing resigned as a director of the Company, met once during the fiscal year ended December 31, 1996. Currently, the Committee consists of Messrs. Dutton, Frankenberg, and Zuckerman.

     The Compensation and Option Committee makes recommendations concerning salaries, incentive compensation, and stock option grants to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation and Option Committee, which in 1996 consisted of Messrs. Dutton, Rosing, and Zuckerman, met four times during the fiscal year ended December 31, 1996. Currently, the Committee consists of Messrs. Dutton, Frankenberg, and Zuckerman.

     The Nominating Committee interviews, evaluates, nominates, and recommends individuals for membership on the Company's Board of Directors and committees thereof. No procedure has been established for the consideration of nominees recommended by stockholders. The Nominating Committee, which in 1996 consisted of Messrs. Dutton, Rosing, and Zuckerman, met once during the fiscal year ended December 31, 1996. Currently, the Committee consists of Messrs. Dutton, Frankenberg, and Zuckerman.

     During the fiscal year ended December 31, 1996, each Board member attended seventy-five percent or more of the aggregate of the meetings of the Board, and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

                                   PROPOSAL 2

           APPROVAL OF AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

DESCRIPTION OF THE PROPOSED AMENDMENT

     In February 1990, the Board of Directors adopted the Company's 1990 Employee Stock Purchase Plan (the "Purchase Plan"). The stockholders approved the adoption of the Purchase Plan on May 3, 1990. In October 1995, the Board of Directors adopted a proposal to amend the Purchase Plan to increase the number of shares of Common Stock authorized for issuance under the Purchase Plan by 150,000 shares, to a total of 500,000 shares. The stockholders approved such amendment on January 23, 1996. In August 1996, the Board amended the Purchase Plan to comply with the current requirements of Section 16 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). In February 1997, the Board adopted, subject to stockholder approval, a proposal to amend the Purchase Plan to increase the number of shares of Common Stock authorized for issuance under the Purchase Plan by 500,000 shares, to a total of 1,000,000. As of March 1, 1997, the number of shares of the Company's Common Stock available for issuance under the Purchase Plan was 93,909, without the additional 500,000 share increase approved by the Board in February 1997. The Board adopted this amendment to ensure that the Company can continue to provide a meaningful incentive for all employees of the Company to exert maximum efforts for the success of the Company. The Company's stockholders are being asked to approve the amendment to the Purchase Plan to increase the number of shares of Common Stock which may be issued under the Purchase Plan from 500,000 to 1,000,000, an increase of 500,000 shares.

     The affirmative vote of a majority of the shares of the Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required for the approval of Proposal 2. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

              MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

DESCRIPTION OF THE EMPLOYEE STOCK PURCHASE PLAN

     The essential features of the Purchase Plan are outlined below.

PURPOSE

     The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board of Directors to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

     The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

ADMINISTRATION

     The Purchase Plan is administered by the Board of Directors, which has the final power to construe and interpret the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted under the Purchase Plan, the provisions of each offering of such rights (which need not be identical), and whether any parent or subsidiary of the Company shall be eligible to participate in such plan. The Board has the power, which it has not exercised, to delegate administration of such plan to a committee of one or more members of the Board. The Board may abolish any such committee at any time and revest in the Board the administration of the Purchase Plan.

OFFERINGS

     The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. The provisions of separate offerings need not be identical.

ELIGIBILITY

     Any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company designated from time to time by the Board) on the first day of an offering period is eligible to participate in that offering under the Purchase Plan, provided such employee has been in the employ of the Company for such continuous period preceding the first day of the offering period as the Board may require, such period not to equal or exceed two years. If the Board so determines, officers of the Company who are "highly compensated" as defined in the Code may be excluded from participation in the Purchase Plan.

     Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options), nor will any employee be granted rights that would permit him or her to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company in any calendar year.

PARTICIPATION IN THE PLAN

     Eligible employees become participants in the Purchase Plan by delivering to the Company, prior to the date selected by the Board as the offering date for the offering, an agreement authorizing payroll deductions of up to 15% of such employees' total compensation during the purchase period.

PURCHASE PRICE

     The purchase price per share at which shares are sold in an offering under the Purchase Plan is the lower of (1) 85% of the fair market value of a share of Common Stock on the date of commencement of the offering, or (2) 85% of the fair market value of a share of Common Stock on the date of purchase.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

     The purchase price of the shares is accumulated by payroll deductions over the offering period. At any time during the purchase period, a participant may terminate his or her payroll deductions. A participant may reduce, increase or begin such payroll deductions after the commencement of an offering only as provided by the Board in implementing the offering. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. A participant may make additional payments into such account only as specifically provided for in the offering.

PURCHASE OF STOCK

     By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under such plan. In connection with offerings made under the Purchase Plan, the Board specifies a maximum number of shares any employee may be granted the right to purchase and the maximum aggregate number of shares which may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number, the Board would make a pro rata allocation of shares available in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically on each specified exercise date during the offering period at the applicable price. See "Withdrawal" below.

WITHDRAWAL

     While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering period.

     Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of stock on the employee's behalf during such offering, and such employee's interest in the offering automatically will be terminated. The employee is not entitled to participate again in that offering. An employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

     Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, except death, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest. In the event of a participating employee's death, the balance in his or her account will be held and used to purchase stock on the next exercise date during the offering, provided that the estate or representative of the deceased employee does not withdraw from the offering.

RESTRICTIONS ON TRANSFER

     Rights granted under the Purchase Plan are not transferable, except upon death, and may be exercised only by the person to whom such rights are granted, or, in the case of death, by the estate of the deceased employee.

DURATION, AMENDMENT AND TERMINATION

     The Board may suspend or terminate the Purchase Plan at any time. Unless terminated earlier, the Purchase Plan will terminate on February 15, 2000.

     The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (a) increase the number of shares of Common Stock reserved for issuance under the Purchase Plan, (b) modify the requirements relating to eligibility for participation in the Purchase Plan to the extent such modification requires stockholder approval in order for the Purchase Plan to obtain employee stock purchase plan treatment under Section 423 of the Code, or (c) modify the Purchase Plan in any other way if such modification requires stockholder approval in order for the Purchase Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or comply with the requirements of Rule 16b-3 under the Exchange Act.

     Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of such plan without consent of the person to whom such rights were granted.

EFFECT OF CERTAIN CORPORATE EVENTS

     In the event of a dissolution or liquidation of the Company, specified type of merger, or other corporate reorganization, then, as determined by the Board in its sole discretion, the surviving corporation either will assume the rights under the Purchase Plan or substitute similar rights, such rights may continue in full force and effect, or the exercise date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to, or concurrent with any such event.

STOCK SUBJECT TO PURCHASE PLAN

     If rights granted under the Purchase Plan expire, lapse, or otherwise terminate without being exercised, the Common Stock not purchased under such rights again becomes available for issuance under such plan.

FEDERAL INCOME TAX INFORMATION

     Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

     A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than these deductions, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchased shares.

     If the stock is disposed of more than two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition over the purchase price or (b) the excess of the fair market value of the stock as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Capital gains currently are generally subject to lower tax rates than ordinary income. At the present time, the maximum capital gains rate for federal income tax purposes is 28% while the maximum ordinary income rate is effectively 39.6%.

     If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition, and the Company may, in the future, be required to withhold income taxes relating to such ordinary income from other payments made to the participant. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be long- or short-term depending on whether the stock has been held for more than one year.

     There are no federal income tax consequences to the Company by reason of the grant or purchase of rights under the Purchase Plan. The Company is generally entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a withholding obligation).

PURCHASE PLAN PARTICIPATION

     No executive officers participated in the Purchase Plan in 1996. Although executive officers are eligible to participate in the Purchase Plan, there has been no material participation by executive officers since the inception of the Plan. There were 114,029 shares of Common Stock purchased by participants in the Purchase Plan in 1996 at prices ranging from $6.0563 to $9.7750, for an aggregate price of $696,801.

                                   PROPOSAL 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG Peat Marwick LLP ("KPMG") as the Company's independent auditors for the fiscal year ending December 31, 1997, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG has audited the Company's financial statements since 1976. Representatives of KPMG are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of KPMG as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different auditing firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares of the Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG.

              MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 1, 1997, by: (i) each director and nominee for director, (ii) each of the executive officers named in the Summary Compensation Table, (iii) all officers and directors of the Company as a group, and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                                 BENEFICIAL OWNERSHIP(1)
                                                                 ------------------------
                                                                 NUMBER OF     PERCENT OF
                           BENEFICIAL OWNER                      SHARES(2)       TOTAL
        -------------------------------------------------------  ---------     ----------
        Wisconsin Investment Board.............................  1,250,000         9.8%
          P.O. Box 7842
          Madison, WI 53707
        Kalmar Investments Inc.................................    644,700         5.1%
          Barley Mill House
          3701 Kennett Pike
          Greenville, DE 1807
        Robert G. Teresi.......................................    296,492         2.3%
        James K. Dutton........................................     85,554           *
        Frederick W. Zuckerman.................................     17,776           *
        Robert J. Frankenberg..................................          0           *
        Serge Blanc............................................     55,874           *
        Chad Kinzelberg........................................     52,000           *
        Lawrence F. Lunetta....................................     51,250           *
        Blanche M. Sutter......................................    128,082         1.0%
        All executive officers and directors as a group (10
          persons).............................................    759,732         5.7%

---------------

 *  Less than 1%

(1) This table is based upon information supplied by executive officers, directors, and principal stockholders and Schedule 13G filed with the Securities and Exchange Commission ("SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 12,692,097 shares outstanding on March 1, 1997, adjusted as required by rules promulgated by the SEC.

(2) Includes shares which certain executive officers and directors of the Company have the right to acquire within 60 days after the date of this table pursuant to outstanding options as follows: Robert G. Teresi, 183,750 shares; James K. Dutton, 55,554 shares; Frederick W. Zuckerman, 17,776 shares; Serge Blanc, 21,324 shares; Chad Kinzelberg, 52,000 shares; Lawrence
    F. Lunetta, 49,377 shares; Blanche M. Sutter, 108,082 shares; and all executive officers and directors as a group, 526,067 shares.

                             ADDITIONAL INFORMATION

MANAGEMENT

     Executive officers are elected annually by the Board and serve at the discretion of the Board. Set forth below is information regarding executive officers of the Company who are not directors of the Company.

          NAME             AGE                              POSITION
-------------------------  ---     -----------------------------------------------------------
Dan D. Borozan             60      Vice President, Operations
Chad B. Kinzelberg         29      Vice President, Marketing
Lawrence F. Lunetta        45      Senior Vice President, Sales and Strategic Partners
Wayne E. Rosing            50      Vice President, Engineering and Chief Technical Officer
Blanche M. Sutter          50      Executive Vice President and Chief Financial Officer, and
                                   Secretary

     Mr. Borozan joined the Company in January 1991 as Vice President,
Operations.

     Mr. Kinzelberg joined the Company in September 1994 as Vice President, Marketing. Prior to that, he was Senior Director, Fax and Messaging Software, from 1992 to 1994, and Senior Director, Marketing in 1994 for Delrina Corporation, a developer of fax, forms, and content-based software.

     Mr. Lunetta became the Company's Senior Vice President, Sales and Strategic Partners, in September 1996. Previously, he had been the Company's Vice President and General Manager, Desktop Products, since February 1996; Vice President, Sales and Service, since April 1995; Vice President, Strategic Relations, since November 1994; and Vice President, Worldwide Marketing, from 1993 to 1994. From 1992 to 1993 he was Director of International Markets.

     Mr. Rosing has been the Company's Vice President, Engineering, and Chief Technical Officer since August 1996. He was a director of the Company from June 1991 to August 1996. He has been President of the Remote Telescope Company, Inc., a corporation that is developing automatic telescopes with Internet access, since September 1994. From 1988 to 1994, he was an officer of Sun Microsystems, Inc., a manufacturer of UNIX-based professional work stations and compatible software, or President or Vice President of one of its subsidiaries, divisions, or groups.

     Ms. Sutter has been the Company's Chief Financial Officer since April 1986. She became Executive Vice President in September 1996. Previously, she had been Senior Vice President, Finance, of the Company since April 1996, having been Vice President, Finance, since April 1986. In June 1989, she was also appointed as the Company's Secretary.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     Each non-employee director of the Company receives an annual retainer of $8,000 and a per meeting fee of $2,000 (plus $2,000 for each committee meeting attended by committee members, if held on days other than Board meeting dates). No compensation is paid for participation in telephone meetings. In the fiscal year ended December 31, 1996, the total compensation paid to non-employee directors as a group was $56,000.

     Each non-employee director of the Company also receives stock option grants under the 1992 Non-Employee Directors' Plan (the "Directors' Plan"). A "Non-Employee Director" is defined in the Directors' Plan as a director of the Company who is not otherwise an employee of the Company or of any affiliate of the Company. Only Non-Employee Directors of the Company are eligible to receive options under the Directors' Plan. The Directors' Plan provides for the nondiscretionary grant of nonstatutory stock options. Nonstatutory stock options granted under the Directors' Plan are intended not to qualify as incentive stock options within the meaning of Section 422 of the Code.

     Under the Directors' Plan, each person who is elected for the first time by the Board or stockholders of the Company to be a Non-Employee Director of the Company is automatically granted an option to purchase 30,000 shares of Common Stock (subject to adjustment as provided in the Directors' Plan) upon the date of such election. Thereafter, so long as any such person remains a Non-Employee Director of the Company and the Directors' Plan remains in effect, he or she is, on each three-year anniversary of such initial grant, automatically granted an option to purchase 30,000 shares of Common Stock (subject to adjustment as provided in the Directors' Plan).

     Also, under the Directors' Plan, each Non-Employee Director of the Company who was a Non-Employee Director on March 2, 1996, will, on each three-year anniversary of such Non-Employee Director's most recent receipt of an option grant (the "Prior Grant") under the Directors' Plan (prior to the March 2, 1996, grant described below), automatically be granted an option to purchase 30,000 shares of Common Stock (subject to adjustment as provided in the Directors'
Plan).

     Finally, on March 2, 1996, each director who was then a Non-Employee Director of the Company automatically was granted an option to purchase an additional 3,333 shares of Common Stock (or a pro rata portion thereof) for each year (or portion thereof) remaining until the third anniversary of such director's Prior Grant.

     During the fiscal year ended December 31, 1996, each of Messrs. Dutton, Frankenberg, and Zuckerman were granted options to purchase 4,444, 30,000, and 6,666 shares, respectively, at exercise prices of $8.50, $10.125, and $8.50 per share, respectively.

SUMMARY OF COMPENSATION

     The following table shows for the fiscal years ending December 31, 1996, 1995, and 1994, compensation awarded or paid to, or earned by the Company's Chief Executive Officer and its other most highly compensated executive officers at December 31, 1996 and two former executive officers who departed from the Company during the fiscal year 1996 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM COMPENSATION
                                                                      ------------------------------------
                                                                         AWARDS
                                                                      -------------
                                ANNUAL COMPENSATION                    SECURITIES
                               ---------------------                   UNDERLYING           ALL OTHER
 NAME AND PRINCIPAL POSITION   YEAR     SALARY(1)($)     BONUS($)      OPTIONS(#)       COMPENSATION(2)($)
-----------------------------  ----     ------------     --------     -------------     ------------------
Current Executive Officers
Mr. Robert G. Teresi           1996        250,000       121,371          40,000               11,077
Chief Executive Officer        1995        250,000        14,664          40,000                6,105
                               1994        250,000       250,000               0                3,115

Mr. Serge Blanc                1996        136,000        43,681               0                3,221
Vice President,                1995        136,000         8,035          22,000                5,371
Imaging Products               1994        136,000       136,000          25,826                3,741

Mr. Chad Kinzelberg            1996        135,000        65,792           5,000                  998
Vice President, Marketing      1995        132,404        32,913         108,000                  455
                               1994         17,262(3)     17,262               0                  628

Mr. Lawrence F. Lunetta        1996        148,130        71,856          27,725                1,244
Senior Vice President,         1995        130,300        46,917          22,000                2,779
Sales and Strategic Partners   1994        136,000       136,000               0                3,741

Ms. Blanche M. Sutter          1996        173,754        85,217          65,000(4)             3,914
Executive Vice President,      1995        144,628         8,889          13,000                3,119
Chief Financial Officer        1994        136,000       136,000          54,000(5)             1,536
and Secretary

Former Executive Officers
Mr. Steven C. Humphreys(6)     1996         10,718             0               0                    0
Former President               1995        190,000        11,181          15,000               62,130(7)
                               1994         97,494        95,000         200,000               35,679(7)

Mr. Cary Masatsugu(6)          1996         33,169             0               0                  624
Former Vice President,         1995        134,616        62,774          60,000                  634
Engineering                    1994             --            --              --                   --

---------------

(1) Includes amounts earned but deferred at the election of the executive officer.

(2) Includes the Company's matching payment for each officer under its 401(k) plan, term life insurance premiums paid by the Company, and length of service travel awards, where applicable.

(3) Employment commenced in September 1994.

(4) Includes the grant of options in consideration for the cancellation of options granted during fiscal year 1994.

(5) Such options were subsequently canceled.

(6) Mr. Humphreys terminated his employment in February 1996. Mr. Masatsugu terminated his employment in March 1996.

(7) Includes relocation expenses paid by the Company.

STOCK OPTION GRANTS AND EXERCISES

     The Company grants options to its executive officers under its 1981 Incentive Stock Option Plan and its 1981 Supplemental Stock Option Plan (collectively, the "1981 Option Plans"). As of March 1, 1997, options to purchase a total of 1,303,028 shares were outstanding under the 1981 Option Plans and options to purchase 559,880 shares remained available for grant thereunder (plus any canceled or expired options that may be returned to the 1981 Option Plans).

     The following tables show for the fiscal year ended December 31, 1996, certain information regarding options granted to, exercised by, and held at year end by the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS                                              POTENTIAL
                        --------------------------------                                 REALIZABLE VALUE AT
                        NUMBER OF                                                          ASSUMED ANNUAL
                        SECURITIES           % OF                                          RATES OF STOCK
                        UNDERLYING       TOTAL OPTIONS       EXERCISE                    PRICE APPRECIATION
                         OPTIONS          GRANTED TO         OR BASE                     FOR OPTION TERM(1)
                         GRANTED         EMPLOYEES IN         PRICE       EXPIRATION     -------------------
         NAME             (#)(2)       FISCAL YEAR(%)(3)      ($/SH)         DATE         5%($)      10%($)
----------------------  ----------     -----------------     --------     ----------     -------     -------
Current Executive Officers
Mr. Teresi                40,000              8.2             10.125        12/15/06     254,614     645,911
Mr. Blanc                      0              0.0                 --              --          --          --
Mr. Kinzelberg             5,000              1.0             10.125        12/15/06      31,827      80,649
Mr. Lunetta               40,000              8.2             8.4375        02/20/06     212,178     537,660
                          10,000              2.1             10.125        12/15/06      63,654     161,298
Ms. Sutter                45,000              9.3             8.4375        02/20/06     238,701     604,867
                          20,000              4.1             10.125        12/15/06     127,307     322,596

Former Executive Officers
Mr. Humphreys                  0              0.0                 --              --          --          --
Mr. Masatsugu                  0              0.0                 --              --          --          --

---------------

(1) The potential realizable value is based on the ten-year term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders. These amounts represent certain assumed rates of appreciation only and do not reflect the Company's estimate or projection of future stock price performance.

(2) Options generally vest over a four-year period, 25% per year with a ten-year term. Pursuant to the terms of the 1981 Option Plans, the options will fully vest upon a change of control, as defined in the Company's Option Plans, unless the acquiring company assumes the options or substitutes similar options. For additional terms regarding vesting, see "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

(3) Based on 485,911 options granted in fiscal year ended December 31, 1996.

  AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996 AND DECEMBER 31, 1996 OPTION
                                     VALUES

                                                                         NUMBER OF
                                                                         SECURITIES             VALUE OF
                                                                         UNDERLYING            UNEXERCISED
                                                                        UNEXERCISED           IN-THE-MONEY
                                                                         OPTIONS AT            OPTIONS AT
                                                                          12/31/96              12/31/96
                              SHARES ACQUIRED          VALUE            EXERCISABLE/          EXERCISABLE/
            NAME              ON EXERCISE (#)     REALIZED ($)(1)     UNEXERCISABLE(#)     UNEXERCISABLE($)(2)
----------------------------  ---------------     ---------------     ----------------     -------------------
Current Executive Officers
Mr. Teresi                         26,400             129,968           183,750/87,250       545,531/204,344
Mr. Blanc                           9,250              23,703            33,224/22,450         86,952/68,431
Mr. Kinzelberg                          0                   0            52,000/61,000       118,000/135,875
Mr. Lunetta                             0                   0            38,877/73,250       138,648/205,844
Ms. Sutter                              0                   0           108,082/61,250       327,130/158,094

Former Executive Officers
Mr. Humphreys                      85,000             220,175                      0/0                   0/0
Mr. Masatsugu                           0                   0                      0/0                   0/0

---------------

(1) Value realized is based on the fair market value of the Company's Common Stock on the date of exercise minus the exercise price and does not necessarily indicate that the optionee sold such stock.

(2) Fair market value of the Company's Common Stock at December 31, 1996 ($11.50) minus the exercise price of the options.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     In February 1991, the Board adopted a severance plan for its executive officers designated by the Compensation and Option Committee (the "Severance Plan"). The Severance Plan provides that, in the event, within 36 months of a change of control, the participant is involuntarily terminated, other than for death, disability or cause, or the participant voluntarily terminates his or her employment for good reason, the terminated participant will be entitled to (i) a lump sum severance payment equal to two times annual compensation if termination occurs within one year of a change of control, or two times annual compensation, less 1/24 of such amount for each full month which has passed since such anniversary if termination occurs beyond the one-year anniversary of a change of control, (ii) continuation of health insurance benefits for up to 18 months at Company expense, and (iii) acceleration of vesting of stock options ranging from 25% to 100% of unvested stock options, depending upon length of service with the Company. The Severance Plan provides for a reduction in the benefits otherwise payable to the extent the payment would result in an "excess parachute payment" under the Code's golden parachute provisions.

     A "change of control" includes (i) acquisition by a person or group of 50% or more of the voting power of the Company, (ii) individuals who constitute the incumbent board cease to constitute a majority of the Board of Directors, (iii) consummation of certain business combinations following which the Company's stockholders immediately prior to the transaction do not own more than 50% of the voting power of the surviving company, and (iv) any other event the incumbent board determines constitutes a change of control. For purposes of the Severance Plan, the incumbent board is defined to include not only the present directors but subsequently elected directors, so long as their election or nomination for election by the Company's stockholders was approved by a majority of the then incumbent board (other than an approval in connection with an actual or threatened election contest).

     "Good reason" includes (i) reduction of compensation, (ii) failure to provide a substantially similar welfare benefit package, (iii) change in the participant's responsibilities, authority, titles, or offices resulting in diminution of position, (iv) a material reduction in duties, (v) request that the participant relocate to a worksite that is more than 35 miles from his or her prior worksite, (vi) failure or refusal of the successor company to assume the Severance Plan, or (vii) material breach of material provisions of the Severance Plan.

     The Severance Plan has been automatically extended for a one-year term on each December 31 since December 31, 1991, and will automatically be extended for additional one-year periods unless the Board takes action not to extend it. The Severance Plan may not be amended or terminated with respect to any participant without the consent of such participant.

     In February 1991, the Company also adopted a severance policy for its executive officers designated by the Compensation and Option Committee in the event of involuntary termination (the "Standard Policy"). The Standard Policy provides that, in the event that the participant is involuntarily terminated other than for death, disability or cause, the terminated participant will be entitled to (i) a lump sum severance payment equal to one half of annual compensation and (ii) continuation of health insurance benefits for up to six months at Company expense.

     The Standard Policy has been automatically extended for a one-year term on each December 31 since December 31, 1991, and will automatically be extended for additional one-year periods unless the Board takes action not to extend it. The Standard Policy may not be amended or terminated with respect to any participant without the consent of such participant.

     In December 1994, the Company entered into an Executive Compensation and Benefits Continuation Agreement with Robert Teresi, the Company's Chief Executive Officer, which remains in effect during the duration of Mr. Teresi's employment by the Company. In the event of (i) the involuntary termination of Mr. Teresi without cause, as defined in the agreement, or due to the death or disability of Mr. Teresi; (ii) the voluntary termination of Mr. Teresi for good cause, as defined in the agreement, or (iii) the part-time employment of Mr. Teresi at the Company as a non-officer in certain circumstances after voluntary termination of employment, then the agreement provides that Mr. Teresi will be paid salary continuation benefits equal to three years of his base salary, to be paid in equal monthly installments over a period of five years. The Company will also continue Mr. Teresi's health insurance benefits, including any medical, vision care, or dental insurance coverage then in effect, for a period of up to five years, and will continue medical benefits for Mr. Teresi's spouse and daughter for up to five years. In addition, any outstanding unvested stock options held by Mr. Teresi at the termination date of his employment will be subject to continued or accelerated vesting, subject to certain criteria as set forth in the agreement. All the benefits payable by the Company under the agreement cease immediately upon the happening of certain events specified in the agreement, including in the event that Mr. Teresi becomes employed by or provides consulting services to an entity which is engaged in a business in which the Company is also engaged.

COMPENSATION AND OPTION COMMITTEE REPORT(1)

     Until August 1996, the Compensation and Option Committee of the Board of Directors (the "Committee") consisted of James K. Dutton, Wayne E. Rosing, and Frederick W. Zuckerman. Following his resignation from the Board, Mr. Rosing became the Company's Vice President, Engineering, and Chief Technical Officer. Following Mr. Frankenberg's election to the Board of Directors in December 1996, the Committee consists of Messrs. Dutton, Frankenberg, and Zuckerman. The Committee is responsible for setting and administering the Company's policies governing employee compensation and administering the Company's employee benefit plans, including its Stock Option Plans, the Caere Savings and Retirement 401(k) Plan and the 1990 Employee Stock Purchase Plan.

  General

     The Company's executive compensation programs are designed to attract and retain executives capable of leading the Company to meet its business objectives and thereby enhance long-term stockholder value.

---------------

(1) The material in this report is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

Annual compensation for the Company's executive officers consists of three elements: a cash salary, a cash incentive bonus, and stock option grants.

     The Committee evaluates the performance of management and determines compensation policies, plans, and programs which seek to enhance the performance of the Company, and thus stockholder value, by aligning closely the financial interests of the Company's senior management with those of its stockholders.

  Executive Officer Compensation

     In establishing compensation levels for 1996, the Committee considered management's accomplishments during the year, including (i) increasing the Company's software unit volume shipments by over 67% and expanding both the retail and direct distribution channels; (ii) maintaining profitability while managing a change in the Company's fundamental business model for desktop products to a "bundle and upgrade" strategy, with higher volume but significantly lower average selling prices; (iii) expanding the Company's ability to provide global optical character recognition ("OCR") solutions by acquiring Recognita Rt.; (iv) introducing OmniPage for Arabic and OmniPage Pro version 6.0J, a Japanese OCR product jointly developed with Canon, Inc.; and (v) successfully introducing OmniForm Internet Publisher, a paper to electronics forms solution for intranets and the Internet. Additionally, the Committee evaluated the year's specific accomplishments in light of the Company's long term objectives of maintaining its position as the technologyand market-leading provider of OCR products and of driving OCR into mainstream markets. The Committee also looked at the challenges for 1997 and the need to motivate and retain its executive officers in a manner consistent with the Company's compensation philosophy.

     In 1996, the Committee set base salaries for executive officers in 1996 at the same level as 1995 base salaries, with the exception of two executive officers. These salary levels are comparable to the mid-range of competitive companies of comparable size in similar industries. Those companies include some, but not all, of the companies included in the Hambrecht & Quist Technology Stock Index used in the performance measurement comparison graph below.

     The Company's cash bonus plan is tied to financial performance versus plan and the profitability of the Company. The total size of the bonus pool is calculated using a formula based upon the Company's operating earnings as a percentage of revenues. Performance is measured and bonus is determined each quarter independently in order to encourage meeting plan objectives on a quarterly basis. The salary and bonus plans are structured in a highly leveraged manner, that is, potential bonus as a percentage of total compensation, to provide a strong incentive for achieving short-term annual performance objectives. Bonus amounts are allocated among the executive officers based upon the individual's base salary as a percentage of the entire group's base salaries. The maximum bonus allowable for an executive in any period is 100% of that person's base salary for the period. The Company's profitability in 1996 resulted in cash bonuses ranging from approximately 32% to 51% of base compensation being awarded to executive officers.

     The Company uses its stock option program as a long-term incentive to further align the interests of stockholders and management by creating common incentives related to the possession by management of a substantial economic interest in the long-term appreciation of the Company's Common Stock. Options have been granted to existing members of management based on a plan of achieving certain levels of predetermined ownership participation. Options are granted at the then fair market value of the Company's Common Stock, are subject to four-year vesting, and have a term of either five or ten years. In August 1994, the Committee authorized the extension of the term of all outstanding stock options from five to ten years. In December 1996, the Compensation and Option Committee awarded stock option grants under the Company's 1981 Option Plans to most of the executive officers of the Company. The size of individual option grants generally is intended to reflect the officer's position with the Company and his or her contributions to the Company. The Compensation and Option Committee did consider the number of options held by executive officers when awarding stock options grants in 1996 under the 1981 Option Plans.

     The Company believes this combination of short- and long-term incentives in the form of salary and bonus plus stock option grants will focus the Company's officers on the optimum balance of achieving short-term annual objectives while building long-term stockholder value and will achieve the Company's goals of properly motivating and retaining officers.

  Limitation on Deduction of Compensation Paid to Certain Executive Officers

     Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1.0 million of compensation paid to certain executive officers in a taxable year. Compensation above $1.0 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

     The Compensation and Option Committee has determined that stock options granted under the 1981 Option Plans with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant should be treated as "performance-based compensation."

     The Compensation and Option Committee intends to continue to evaluate the effects of Code Section 162(m) and to comply with the requirements of that statute in the future to the extent consistent with the best interest of the Company.

  Chief Executive Compensation

     In accordance with the compensation policies described above, the Chief Executive Officer received a base salary of $250,000 in 1996, which did not reflect any increase from his 1994 and 1995 base salaries of $250,000. Consistent with the Company's philosophy of rewarding and motivating its executive officers, the Chief Executive Officer received a cash bonus of $121,371 for 1996 performance, which met certain of management's revenue and profitability goals, compared to a cash bonus of $14,664 for 1995, in which such financial goals were not met. A stock option grant of 40,000 shares of Common Stock was awarded to Mr. Teresi in 1996 under the Company's 1981 Option Plans.

                                          By the Compensation Committee

                                          James K. Dutton
                                          Robert J. Frankenberg
                                          Frederick W. Zuckerman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As noted above, the Company's Compensation and Option Committee consists of Messrs. Dutton, Frankenberg, and Zuckerman. Mr. Dutton was an executive officer of the Company from 1979 to 1985.

PERFORMANCE MEASUREMENT COMPARISON

     The following chart shows the value of an investment of $100 on December 31, 1991, in cash of (i) the Company's Common Stock, (ii) the H&Q Technology Stock Index, and (iii) the Nasdaq Market Index.

                        FIVE YEAR TOTAL RETURN CHART(1)

                                      LOGO
---------------

(1) The material in this performance graph is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

                              CERTAIN TRANSACTIONS

     The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer, or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

                                 OTHER MATTERS

     The Board does not know of any other matters which may come before the Annual Meeting. If any other matters are properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their best judgment on such matters.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company not later than December 3, 1997, in order to be included in the proxy statement and proxy relating to that Annual Meeting.

     The Board hopes that stockholders will attend the Annual Meeting. Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Annual Meeting, and your cooperation will be appreciated. Stockholders who attend the Annual Meeting may vote their shares personally even though they have sent in their proxies.

                                          By Order of the Board of Directors

                                          BLANCHE M. SUTTER, Secretary
Los Gatos, California
April 2, 1997

                                CAERE CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN
                          ----------------------------

                            Adopted February 15, 1990
                    Approved by the Stockholders May 3, 1990
                            Amended December 9, 1993
               Amendment Approved by the Stockholders May 25, 1994
                            Amended December 4, 1995
             Amendment Approved by the Stockholders January 23, 1996
                             Amended August 19, 1996
                            Amended February 13, 1997


     1.   PURPOSE.

          (a) The purpose of the Plan is to provide a means by which employees of Caere Corporation, a Delaware corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

          (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 425(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

          (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

          (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

                                       1.

     2.   ADMINISTRATION.

          (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

          (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

               (i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

               (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

               (iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

               (iv)      To amend the Plan as provided in paragraph 13.

                (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

          (c) The Board may delegate administration of the Plan to a Committee composed of one (1) or more members of the Board (the "Committee"), all of the members of


                                       2.

which Committee may (but need not) be, in the discretion of the Board, "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

     3.   SHARES SUBJECT TO THE PLAN.

          (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate one million (1,000,000) shares of the Company's common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

          (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

     4.   GRANT OF RIGHTS; OFFERING.

          The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. If an employee has more than one right outstanding

                                       3.

under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the Offering or otherwise) the substance of the provisions contained in paragraphs 5 through 8, inclusive.

     5.   ELIGIBILITY.

          (a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is at least twenty (20) hours per week and at least five (5) months per calendar year.



                                       4.

          (b) The Board or the Committee may provide that each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

               (i) the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

               (ii) the Purchase Period (as defined below) for such right shall begin on its Offering Date and end coincident with the end of such Offering; and

               (iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Purchase Period (as defined below) for such Offering, he or she will not receive any right under that Offering.

          (c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 425(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.


                                       5.

          (d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

          (e) Officers of the Company shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that officers who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

     6.   RIGHTS; PURCHASE PRICE.

          (a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase the number of shares of Common Stock of the Company purchasable with up to fifteen percent (15%) of such employee's Earnings (as defined in Section 7(a)) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no more than twenty-seven (27) months after the Offering Date (the "Purchase Period"). In connection with each Offering made under the Plan, the Board or the Committee shall specify a maximum number of shares which may be purchased by any employee as well as a maximum aggregate number of shares which may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering


                                       6.

which contains more than one Exercise Date (as defined in the Offering), the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Exercise Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

          (b) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

               (i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

               (ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the date of purchase.

     7.   PARTICIPATION; WITHDRAWAL; TERMINATION.

          (a) An eligible employee may become a participant in an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to fifteen percent (15%) of such employee's Earnings during the Purchase Period. "Earnings" is defined as the total compensation paid to an employee, including all salary, wages (including amounts elected to be deferred by the employee, that would otherwise have been paid, under any cash or deferred arrangement established by the Company), overtime pay, commissions, bonuses, and other remuneration paid directly to the employee, but excluding


                                       7.

profit sharing, the cost of employee benefits paid for by the Company, education or tuition reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company under any employee benefit plan, and similar items of compensation. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce, increase or begin such payroll deductions after the beginning of any Purchase Period only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Purchase Period.

          (b) At any time during a Purchase Period a participant may withdraw from the Offering and terminate his or her payroll deductions under the Plan by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Purchase Period, subject to the terms of the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant



                                       8.

will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

          (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company or an Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

          (d) Rights granted under the Plan shall not be transferable, other than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom such rights are granted only by such person.

     8.   EXERCISE.

          (a) On each exercise date, as defined in the relevant Offering (an "Exercise Date"), each participant's accumulated payroll deductions (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Exercise Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is not eligible to participate in such Offering, as provided in paragraph 5, in which case such



                                       9.

amount shall be distributed to the participant after said final Exercise Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Exercise Date of an Offering shall be distributed in full to the participant after such Exercise Date, without interest.

               (b) No rights granted under the Plan may be exercised to any extent unless the Plan (including rights granted thereunder) is covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act"). If on an Exercise Date of any Offering hereunder the Plan is not so registered, no rights granted under the Plan or any Offering shall be exercised on said Exercise Date and all payroll deductions accumulated during the purchase period (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

     9.   COVENANTS OF THE COMPANY.

          (a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

          (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.



                                      10.

     10.  USE OF PROCEEDS FROM STOCK.

          Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

     11.  RIGHTS AS A STOCKHOLDER.

          A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until certificates representing such shares shall have been issued.

     12.  ADJUSTMENTS UPON CHANGES IN STOCK.

          (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights.

          (b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion (i) any


                                      11.

surviving corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

     13.  AMENDMENT OF THE PLAN.

          (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

               (i) Increase the number of shares reserved for rights under the Plan;

               (ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code); or

               (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act.

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.


                                      12.

          (b) Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted.

     14.  TERMINATION OR SUSPENSION OF THE PLAN.

          (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

          (b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom such rights were granted.

     15.  EFFECTIVE DATE OF PLAN.

          The Plan shall become effective as determined by the Board, but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company.



                                       13.

                                CAERE CORPORATION

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 13, 1997

         The undersigned hereby appoints Robert G. Teresi and Blanche M. Sutter, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Caere Corporation (the "Company") which the undersigned may be entitled to vote at the annual Meeting of Stockholders of the Company to be held at the Toll House Hotel, 140 South Santa Cruz Avenue, Los Gatos, California, on Tuesday, May 13, 1997, at 9:00 a.m., local time, and at any and all continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

         UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEE NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                   (Continued and to be signed on other side)

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEE FOR DIRECTOR NAMED BELOW.

1. To elect one director of the Company to serve for the ensuing three years until the Company's Annual Meeting of Stockholders in the year 2000 and until his successor is elected and qualified.

Nominee:  Frederick W. Zuckerman

FOR the nominee listed above (except as marked to the contrary below) ____

WITHHOLD AUTHORITY to vote for the nominee listed above ____


MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.

2. To approve an amendment to the Employee Stock Purchase Plan to increase the number of shares of Common Stock which may be issued under the plan from 500,000 to 1,000,000, an increase of 500,000 shares.

3. To ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1997.

         Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

         Please vote, date, and return this proxy promptly in the return envelope enclosed, which is postage prepaid if mailed in the United States.

Signature:    ____________________________  Date:    __________________

Signature:    ____________________________  Date:    __________________